Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205428) of Cable One, Inc. of our report dated March 1, 2017 relating to the financial statements of RBI Holding LLC, which appears in this Current Report on Form 8-K/A of Cable One, Inc.

/s/ PricewaterhouseCoopers LLP
St. Louis, MO
July 14, 2017